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                                                                   Exhibit 10.22

                                    AGREEMENT


      This Agreement (hereinafter "Agreement") is entered into this 15th day of September, 1998, by and between Robert M. Long ("Long") and SpectraSite Holdings, Inc., a Delaware corporation formerly known as Integrated Site Development, Inc., (the "Company"), and SpectraSite Communications, Inc. a Delaware corporation, ("SCI").

      WHEREAS, Long voluntarily resigned as an employee of SCI effective as of May 15, 1998; and

      WHEREAS, the Company now desires to purchase from Long all of his capital stock in the Company.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and the payment of the monies hereinafter recited, the receipt and adequacy of which are hereby acknowledged, it is agreed among the parties that:

      1. The Company hereby agrees to buy, and Long hereby agrees to sell, 125,000 shares of Common Stock, $0.001 par value per share, of the Company owned by Long at a purchase price of $4.00 per share for a total aggregate purchase price of $500,000.00. Long hereby grants to the shareholders of the Company the option (the "Option") to purchase up to 37,605 of such shares of Common Stock from Long at a purchase price of $4.00 per share. Such Option shall be exercised by the Company's giving written notice to Long of the exercise of all or part of such Option by its shareholders on or before November 15, 1998. Upon the execution of this Agreement, Long shall deliver to the Company stock certificate number 2 for the 162,605 shares of Common Stock endorsed in blank, and the Company shall deliver to Long a check or checks totaling $500,000 (or shall wire such funds to Long in immediately available funds) and a stock certificate for 37,605 shares of Common Stock of the Company. Upon the exercise of the Option, Long shall deliver to the Company his stock certificate for 37,605 shares of Common Stock endorsed in blank, and the Company shall deliver to Long, on behalf of its shareholders exercising the Option, check or checks equal to the purchase price for the number of shares for which the Option is exercised and a stock certificate for any shares for which the Option is not exercised.

      2. Long hereby fully releases, and forever irrevocably discharges the Company, SCI and their subsidiaries, their past, present and future officers, directors, agents, shareholders, employees, and representatives, jointly and individually, from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys' fees, cost and expenses of suit, and liabilities whatsoever, which Long had, now has or may have, whether known or unknown, whether the same be at law, in equity, or mixed, upon or by reason of any matter or cause whatsoever, as of the date of execution of this Agreement including, but not limited to, any claim arising under the Age Discrimination in Employment Act, the Civil Rights Act of 1964 (Title VII) and 1991, the Employee Retirement Income Security Act, the Americans with Disabilities Act, all federal, state and local civil rights statutes, and any other statutory, equitable, or common law claims, including but not limited to impairment of economic opportunity, wrongful discharge, or intentional or



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negligent infliction of emotional distress, but such release shall not apply to the Company's and SCI's obligations under this Agreement.

      3. (a) The Company and SCI hereby fully release, and forever irrevocably discharge Long and his heirs, personal representatives, successors and assigns, jointly and individually, from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys' fees, cost and expenses of suit, and liabilities whatsoever, which the Company or SCI had, now has or may have, whether known or unknown, whether the same be at law, in equity, or mixed, upon or by reason of any matter or cause whatsoever, as of the date of execution of this Agreement, but such release shall not apply to Long's obligations under this Agreement.

      (b) SCI agrees to indemnify Long to the fullest extent permitted by law for action taken by Long while serving as an officer, director or employee of SCI.

      4. Long acknowledges that, except as provided in Section 1 hereof, he is not entitled to any compensation, monies, benefits, equity or options from the Company, SCI or any of their subsidiaries, including but not limited to compensation for accrued vacation, bonuses, commissions, expenses, or other forms of compensation (whether cash or equity), and Long hereby waives all rights to said payments.

      5. Long will keep the terms of this Agreement strictly confidential and shall not disclose any information concerning the terms of this Agreement or provide a copy of the same to anyone, except Long's legal counsel or financial consultants, who will be bound to maintain the confidence of the terms of this Agreement, unless otherwise required by a court of competent jurisdiction. If required by law to produce a copy or to make such disclosure, Long will give the Company notice prior to such production or disclosure.

      6. THE COMPANY AND SCI HEREBY ADVISE LONG TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

      7. Long acknowledges that he has read this Agreement, fully and completely understands the terms and conditions of this Agreement and has voluntarily and knowingly agreed to said terms and conditions without any reservation whatsoever, including all releases of claims Long may have against the Company, SCI or any of their subsidiaries.

      8.    Long hereby represents and warrants that:

      (a) He has had an opportunity to review and have his questions answered by the appropriate officers of the Company with respect to the Company and its future plans, desires no further or additional information concerning the Company or its operations and deems such information received and reviewed adequate to evaluate the merits of selling his shares of Common Stock of the Company.


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      (b)   He has sufficient experience in business, financial, and investment matters to be able to evaluate the merits involved in the sale of the Common Stock and to make an informed decision with respect to such sale.

      (c) He has not and will not rely upon the Company for advice with respect to any tax consequences related to the disposition of the Common Stock and he assumes full responsibility for all such consequences as to the preparation and filing of all tax returns and elections which may and must be filed in connection with the sale of such Common Stock.

      (d) Long hereby represents that the 162,605 shares of Common Stock that he is selling pursuant hereto constitute all of the shares of capital stock and options to acquire shares of capital stock of the Company owned by him.

      (e) Long hereby acknowledges that he is aware that the Company is discussing and is in negotiations with respect to acquisitions of towers and tower sites and bids to construct towers for telecommunications companies and is involved in seeking additional equity and debt financing, both private and public (including discussions with potential underwriters for an initial public offering of stock).

      9. This Agreement will not be used or construed by any person or entity as an admission of liability by either party and this Agreement may not be offered or received in evidence in any action or proceeding as an admission or concession of liability or wrongdoing on the part of either party.

      10. Long covenants and agrees that, after the date of this Agreement, he shall not, and will take reasonable steps to cause each of his affiliates not to, take any action or make any statement, whether or not in writing, that disparages or denigrates the Company, SCI or their subsidiaries, affiliates, agents, employees, officers, directors or shareholders (including, without limitation, by way of news interview or expression of personal views, opinions or judgments to the news media).

      11. This Agreement shall be binding upon and inure to the benefit of Long, Long's assigns, heirs, executors, representatives and administrators, as well as the predecessors, successors, purchasers and assigns of the Company and SCI.

      12. The Company, SCI and Long acknowledge that this Agreement contains and comprises the entire agreement and understanding of the parties with respect to the subject matter hereof, and that there are no agreements or understanding with respect to the subject matter hereof other than those contained herein. This Agreement is intended to be a binding contract between the parties hereto and shall not be modified, except by writing signed by the Company, SCI and Long.

      13. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.


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      14.   Notice to Long of the exercise of the Option pursuant to Section 1 hereof shall be deemed duly given one business day after sent by overnight courier, charges prepaid, at 103 Sycamore Springs Lane, Downingtown, Pennsylvania 19335.

      15. The shareholders of the Company shall be third party beneficiaries of this Agreement with respect to the Option.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement this the 15th day of September, 1998.



                                          /s/ ROBERT M. LONG
                                          --------------------------------------
                                          Robert M. Long



                                          SPECTRASITE HOLDINGS, INC.


                                          By: /s/ STEPHEN H. CLARK
                                             -----------------------------------
                                             Stephen H. Clark
                                             President



                                          SPECTRASITE COMMUNICATIONS, INC.


                                          By: /s/ STEPHEN H. CLARK
                                             -----------------------------------
                                             Stephen H. Clark
                                             President





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